Exhibit 99.1

For Immediate Release

HOSPIRA ACQUISITION OF MAYNE PHARMA CLEARS
U.S. ANTITRUST REVIEW

— Companies Anticipate Closing the Transaction the First Week of February —

LAKE FOREST, Ill., Jan. 18, 2007 — Hospira, Inc. (NYSE:HSP), a leading global hospital products company, and Mayne Pharma Limited (ASX: MYP), a leading Australia-based specialty injectable pharmaceuticals company, today announced that, subject to the divestiture of certain overlapping products, the U.S. Federal Trade Commission (FTC) has cleared the way for Hospira to proceed with its proposed acquisition of Mayne. The product divestitures are not material to the transaction.

“We’re pleased to receive FTC clearance and move closer to becoming the world’s leader in generic injectable pharmaceuticals,” said Christopher B. Begley, chief executive officer, Hospira. “Following the combination of our companies, we will be even better positioned to help reduce the overall costs of healthcare worldwide.”

“We welcome the clearance of the final step towards Mayne Pharma shareholders realizing excellent value for their investment, as their company moves closer to joining one of the world’s leading global pharmaceutical and medication delivery companies,” said Peter Willcox, chairman, Mayne Pharma.

Hospira and Mayne expect that, subject to final court approvals and customary closing conditions, the transaction will be completed the first week of February.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

About Mayne Pharma

Mayne Pharma Limited is a specialty pharmaceutical company focused on developing, manufacturing and selling a comprehensive range of products to oncology customers in more than 65 countries around the world. The company seeks to augment its growth by accessing additional marketed or development-stage products either through acquisition or partnership. Mayne Pharma generated sales of more than AUD$800 million in its financial year ended June 30, 2006, and is listed on the Australian Stock Exchange under the symbol ‘MYP.’ For more information about Mayne Pharma, please visit www.maynepharma.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected completion date of Hospira’s acquisition of Mayne Pharma and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Risks and uncertainties relating to Hospira’s proposed acquisition of Mayne Pharma that may cause actual results to be materially different from expectations are discussed under the heading “Risk Factors — Risks Relating to Proposed or Pending Acquisitions” in Hospira’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and are incorporated by reference.  Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and cause actual results to be materially different from expectation include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Hospira Contacts:

U.S. Media Stacey Eisen (224) 212-2276	Financial Community Lynn McHugh (224) 212-2363

Australian Media Tony Rasman Fleishman-Hillard Australia +61 418 208 770

Mayne Pharma Contacts:

Media Sue Cato Cato Counsel +61 419 282 319	Financial Community Andrew Rowe +44 20 7420 8426 +44 7920 598 353 (mobile)

Matt Horan Cato Counsel +61 403 934 958

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